Exhibit 99.1
Xos, Inc. delivers strong unit delivery, sales growth and promising operating profit performance in the second quarter of 2024
Achieved 45% quarter-over-quarter and 137% year-over-year growth in unit deliveries
Achieved 18% quarter-over-quarter and 227% year-over-year revenue growth
Delivered fourth consecutive quarter of positive gross margins
Reaffirming annual guidance of the remainder of the year

LOS ANGELES, CA – August 13, 2024 – Xos, Inc. (NASDAQ: XOS) (“Xos” or the “Company”), a leading electric truck manufacturer and fleet services provider, today reported financial results for the second quarter ended June 30, 2024.
Second Quarter 2024 Highlights:
●Generated revenues of $15.5 million, up from $13.2 million last quarter and $4.8 million in the second quarter of 2023
●Delivered 90 units, up from 62 units last quarter and 38 units in the second quarter of 2023
●Achieved gross margins of 13.1%, down from 21.2% last quarter, due to product mix shift and inventory adjustments, and up from negative 78.4% in the second quarter of 2023
●Announced strategic powertrain partnership with Blue Bird, a prominent school bus manufacturer leading the charge in EVs

Dakota Semler, Chief Executive Officer of Xos, commented, “Xos’ focus on building strong relationships with leading fleets, suppliers, and partners has positioned us to win. We are leveraging our first-mover advantage to grow our deliveries, maintain strong margins, and build a self-sustaining business. Our strategic partnerships with Blue Bird and Winnebago are a critical part of realizing these goals and a testament to the reliability, efficiency, and innovation that Xos is bringing to the commercial electric vehicle market.”

Second Quarter 2024 Financial Highlights

(in millions)	30 June 2024	31 Mar 2024	31 Dec 2023
Inventories	$41.4	$36.6	$37.8
Cash and cash equivalents and restricted cash(1)	$20.7	$47.3	$11.6

	Three Months Ended
(in millions)	30 Jun 2024	31 Mar 2024
Revenues	$15.5	$13.2
Gross profit	$2.0	$2.8
Non-GAAP gross profit (2)	$2.0	$1.7
Net loss	$(9.7)	$(11.0)
Loss from operations	$(11.4)	$(10.2)
Non-GAAP operating loss(2)	$(9.7)	$(9.3)
____________________________
(1) Includes cash and cash equivalents and restricted cash. Xos had no restricted cash at December 31, 2023.
(2) For further information about how we calculate Non-GAAP gross profit and Non-GAAP operating loss, see below for the reconciliations of GAAP to non-GAAP financial measures provided in the tables included in this release.
2024 Outlook:
Xos’s outlook for 2024 is as follows:

Revenue	$66.7 to $100.4 million
Non-GAAP operating loss	$48.7 to $43.7 million
Unit Deliveries (1)	400 to 600 units
____________________________
(1) Unit deliveries forecast includes stepvans and our powertrain and Xos Hub products.
Liana Pogosyan, Acting Chief Financial Officer of Xos, added, “This quarter, we continued on our path to building the first self-sustaining commercial EV company in the U.S. by growing our revenues and maintaining strong gross margins. We expect to see further improvement in the second half of the year as delivery volumes increase.”
The outlook provided above is based on management beliefs and expectations as of the date of this press release. The results are based on assumptions that are believed to be reasonable as of this date, but may be materially affected by many factors, as discussed below in our “Cautionary Statement Regarding Forward-Looking Statements” disclaimer. Actual results may vary from the outlook above and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.
Conference Call and Webcast Details
Date / Time:        Tuesday, August 13, 2024, at 4:30 p.m. EDT / 1:30 p.m. PDT
Webcast:    https://viavid.webcasts.com/starthere.jsp?ei=1680171&tp_key=e31c8254cd
U.S. Toll-Free Dial In:    1-866-816-1411
International Dial In:    1-412-317-0507
Conference ID:        10190972
To access the call, please dial in approximately ten minutes before the start of the call.
For those unable to participate in the live call, an audio replay will be available following the call through midnight Tuesday, August 27, 2024. To access the replay, please call 1-844-512-2921 or 1-412-317-6671 (International) and enter access code 10190972. A replay of the webcast will also be archived shortly after the call and can be accessed on the Company's website.
About Xos, Inc.
Xos is a leading technology company, electric truck manufacturer, and fleet services provider for battery-electric fleets. Xos vehicles and fleet management software are purpose-built for medium- and heavy-duty commercial vehicles that travel on last-mile, back-to-base routes. The company leverages its proprietary technologies to provide commercial fleets with battery-electric vehicles that are easier to maintain and more cost-efficient on a total cost of ownership (TCO) basis than their internal combustion engine counterparts. For more information, please visit www.xostrucks.com.
Non-GAAP Financial Measures
The financial information in this press release has been presented in accordance with United States generally accepted accounting principles (“GAAP”) as well as on a non-GAAP basis to supplement Xos’ condensed consolidated financial results. Xos’ non-GAAP financial measures include operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross profit (loss), which are defined below.

“Operating cash flow less CapEx (Free Cash Flow)” is defined as net cash used in operating activities minus purchases of property and equipment.

“Non-GAAP operating loss” is defined as loss from operations adjusted for stock-based compensation, inventory write-downs and physical inventory and other adjustments.

“Non-GAAP gross profit (loss)” is defined as gross profit (loss) minus inventory write-downs and physical inventory and other adjustments.

Xos believes that the use of operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross profit (loss) reflects additional means of evaluating Xos’ ongoing operating results and trends. The presentation of these measures should not be construed as an inference that Xos’ future results will be unaffected by unusual or non-recurring items. It is important to note Xos’ computation of operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross profit (loss) may not be comparable to other similarly titled measures computed by other companies, because not all companies may calculate operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross profit (loss) in the same fashion. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under GAAP when understanding Xos’ operating performance. A reconciliation between historical GAAP and non-GAAP financial information is provided in this press release.
Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding projected financial and performance information for 2024; expectations and timing related to product deliveries and customer demand; sufficiency of existing cash reserves; customer acquisition and order metrics; ability to access additional capital and Xos’ long-term strategy and future growth. These forward-looking statements may be identified by the words “believe,” “plan,” “project,” “potential,” “seem,” “seek,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “target,” “opportunity,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) Xos’ ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities, (ii) Xos’ limited operating history, (iii) cost increases and delays in production due to supply chain shortages in the components needed for the production of Xos’ vehicle chassis and battery system, (iv) Xos’ ability to meet production milestones and fulfill backlog orders, (v) changes in the industries in which Xos operates, (vi) variations in operating performance across competitors, (vii) changes in laws and regulations affecting Xos’ business, (viii) Xos’ ability to implement its business plan or meet or exceed its financial projections, (ix) Xos’ ability to retain key personnel and hire additional personnel, particularly in light of current and potential labor shortages, (x) the risk of downturns and a changing regulatory landscape in the highly competitive electric vehicle industry, (xi) Xos’ ability to service its indebtedness, (xii) macroeconomic and political conditions, and (xiii) the outcome of any legal proceedings that may be instituted against Xos. All forward-looking statements included in this press release are expressly qualified in their entirety by, and you should carefully consider, the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” included in Xos’ Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 29, 2024 and Xos’ other filings with the SEC, copies of which may be obtained by visiting Xos’ Investors Relations website at https://investors.xostrucks.com/ or the SEC's website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Xos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Xos does not give any assurance that it will achieve its expectations.
Contacts
Xos Investor Relations
investors@xostrucks.com
Xos Media Relations
press@xostrucks.com

Xos, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
Unaudited

(in thousands, except par value)	June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$19,656	$11,640
Restricted cash	1,030	—
Accounts receivable, net	29,744	15,142
Inventories	41,356	37,843
Prepaid expenses and other current assets	8,335	7,070
Total current assets	100,121	71,695
Property and equipment, net	12,988	14,660
Operating lease right-of-use assets, net	4,177	4,991
Other non-current assets	6,145	2,338
Total assets	$123,431	$93,684

Liabilities and Stockholders’ Equity
Accounts payable	$3,097	$2,756
Other current liabilities	16,953	16,817
Total current liabilities	20,050	19,573
Convertible debt, non-current	19,944	19,920
Earn-out shares liability	6	39
Common stock warrant liability	435	395
Other non-current liabilities	23,772	8,561
Total liabilities	64,207	48,488

Stockholders’ Equity
Common Stock $0.0001 par value, authorized 1,000,000 shares, 7,891 and 5,941 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	1	1
Preferred Stock $0.0001 par value, authorized 10,000 shares, 0 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	233,150	198,456
Accumulated deficit	(173,927)	(153,261)
Total stockholders’ equity	59,224	45,196
Total liabilities and stockholders’ equity	$123,431	$93,684

Xos, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2024	2023	2024	2023
Revenues	$15,535	$4,754	$28,697	$9,451
Cost of goods sold	13,505	8,479	23,879	14,053
Gross profit (loss)	2,030	(3,725)	4,818	(4,602)

Operating expenses
General and administrative	9,176	9,816	18,135	21,415
Research and development	2,998	5,181	6,072	10,930
Sales and marketing	1,224	1,761	2,222	3,565
Total operating expenses	13,398	16,758	26,429	35,910

Loss from operations	(11,368)	(20,483)	(21,611)	(40,512)

Other income (expense), net	1,545	(3,963)	961	(8,114)
Change in fair value of derivative instruments	128	307	(40)	210
Change in fair value of earn-out shares liability	36	563	33	511
Loss before provision for income taxes	(9,659)	(23,576)	(20,657)	(47,905)
Provision for income taxes	4	2	9	4
Net loss	$(9,663)	$(23,578)	$(20,666)	$(47,909)

Other comprehensive loss
Marketable debt securities, available-for-sale Change in net unrealized gain, net of tax of $0, for the three and six months ended June 30, 2024 and 2023	—	281	—	683
Total comprehensive loss	$(9,663)	$(23,297)	$(20,666)	$(47,226)

Net loss per share (1)
Basic	$(1.23)	$(4.14)	$(2.96)	$(8.45)
Diluted	$(1.23)	$(4.14)	$(2.96)	$(8.45)
Weighted average shares outstanding (1)
Basic	7,864	5,700	6,986	5,667
Diluted	7,864	5,700	6,986	5,667

(1) Shares for the three and six months ended June 30, 2023 have been retrospectively adjusted for the 1-for-30 reverse stock split that occurred on December 6, 2023.

Reconciliation of Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Non-GAAP Gross Profit (Loss):
Operating Cash Flow less CapEx (Free Cash Flow):

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
(in thousands)	2024	2023	2024	2023	2024
Net cash used in operating activities	$(25,987)	$(14,716)	$(40,576)	$(30,042)	$(14,589)
Purchase of property and equipment	(126)	(1,101)	(156)	(1,354)	(30)
Free-Cash Flow	$(26,113)	$(15,817)	$(40,732)	$(31,396)	$(14,619)
Non-GAAP Operating Loss:

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
(in thousands)	2024	2023	2024	2023	2024
Loss from operations	$(11,368)	$(20,483)	$(21,611)	$(40,512)	$(10,243)
Stock-based compensation	1,634	2,054	3,640	4,066	2,006
Inventory reserves	(433)	413	(1,236)	(58)	(803)
Physical inventory and other adjustments	430	1,031	132	578	(298)
Non-GAAP Operating Loss	$(9,737)	$(16,985)	$(19,075)	$(35,926)	$(9,338)

Non-GAAP Gross Profit (Loss):

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
(in thousands)	2024	2023	2024	2023	2024
Gross profit (loss)	$2,030	$(3,725)	$4,818	$(4,602)	$2,788
Inventory reserves	(433)	413	(1,236)	(58)	(803)
Physical inventory and other adjustments	430	1,031	132	578	(298)
Non-GAAP Gross Profit (Loss)	$2,027	$(2,281)	$3,714	$(4,082)	$1,687